Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      150,684,054
GOLDMAN, SACHS & CO.                        13-5100880       35,719,485
CITIGROUP, INC.                             52-1568099       34,301,719
JPMORGAN CHASE & CO.                        13-3224016       13,965,607
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,001,335
GRAYBILL INVESTMENTS                        00-0000000        5,917,500
MORGAN STANLEY CO INCORPORATED              13-2665598        2,644,673
BARCLAYS CAPITAL INC.                       05-0346412        2,869,230
BNP PARIBAS SECURITIES CORP.                13-3235334        3,546,877
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,325,487






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        8,731,823
GOLDMAN, SACHS & CO.                        13-5100880       37,795,092
CITIGROUP, INC.                             52-1568099        3,934,221
JPMORGAN CHASE & CO.                        13-3224016        8,887,227
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,142,080
GRAYBILL INVESTMENTS                        00-0000000                0
MORGAN STANLEY CO INCORPORATED              13-2665598        2,088,436
BARCLAYS CAPITAL INC.                       05-0346412        1,853,966
BNP PARIBAS SECURITIES CORP.                13-3235334          465,451
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,491,372




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    270,488,915 D. Total Sales: 78,176,825

                               SCREEN NUMBER : 12